Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THE NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

INFINITY ENERGY RESOURCES, INC.

8% PROMISSORY NOTE

December 27, 2013	$1,050,000

FOR VALUE RECEIVED,Infinity Energy Resources, Inc., a Delaware corporation (the “Company”), promises to pay to SKM Partnership, Ltd. whose address is 5621 Tupper Lake Drive, Houston, Texas, 77056 or registered assigns (the “Holder”), the sum of One Million Fifty Thousand Dollars ($1,050,000) in lawful money of the United States of America on or before the Maturity Date as defined herein, with all Interest thereon as defined and specified herein.

In connection with and as a material inducement to Holder to make this Note, the Company will issue Holder a warrant (the “Warrant”) exercisable to purchase shares of its common stock (the “Common Stock”). The Warrant is attached as Exhibit A to this Note.

The Company will pay the Holder an origination fee of Fifty Thousand Dollars ($50,000) on the date hereof, which shall be withheld from the initial funding by the Holder.

One Million Dollars ($1,000,000) shall be wired, at the request of the Company, on behalf of the Company, directly by the Holder to the account of CGG Services (US) Inc. – NASA (the “Vendor”) in partial payment of amounts owed by the Company to the Vendor, and such payment shall be deemed to constitute a loan made by the Holder to the Company.

1. Interest and Fees. Subject to Section 8.6, below, this Note shall bear interest (“Interest”) equal to eight percent (8%) per annum. Interest will be calculated on a three hundred sixty-five (365) day year. The Company shall pay the Interest on or before the Maturity Date, as defined below. In no event shall the rate of Interest payable on this Note exceed the Maximum Rate, as set forth in Section 12.

2. Payments. All payments under this Note shall be made by the Company hereunder, whether on account of principal or Interest, without set-off or counterclaim and shall first be credited against costs and expenses provided for in this Note, second to the payment of any penalties, third to the payment of accrued and unpaid Interest, if any, and the remainder shall be credited against principal. All payments due hereunder shall be payable in legal tender of the United States of America, and in same day funds delivered to Holder by cashier’s check, certified check, or bank wire transfer to the mailing address provided below, or at such other place as Holder shall designate in writing for such purpose from time to time made prior to noon, Kansas City, Kansas time, on the Maturity Date. If a payment under this Note otherwise would become due and payable on a Saturday, Sunday or legal holiday (any other day being a “Business Day”), the due date of the payment shall be extended to the next succeeding Business Day, and Interest, if any, shall be payable thereon during such extension.

3. Maturity Date. The entire amount of any Indebtedness represented by this Note shall be due and payable in full, including all accrued Interest thereon, on March 12, 2014(the “Maturity Date”).

4. Pre-Payments. At any time prior to the Maturity Date, the Company shall have the right to prepay this Note, in whole or in part without penalty, on ten (10) days’ advance notice to Holder. On such prepayment date, the Company will pay in respect of this Note cash equal to the face amount plus accrued Interest on the Note (or portion thereof) being prepaid.

5. Unsecured Indebtedness. This Note is unsecured.

6. Representations and Warranties of the Company. The Company represents and warrants as follows:

6.1 The Company is duly existing and in good standing as a corporation in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any other jurisdiction in which the conduct of its business or ownership of property requires it to be qualified, except where the failure to do so could not reasonably be expected to have a material adverse effect on the Company’s business.

6.2 The execution, delivery and performance by the Company of this Note and the Warrant has been duly authorized, and do not (i) conflict with any of the Company’s organizational documents; (ii) contravene, conflict with, constitute a default under or violate any law applicable to the Company; (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any governmental authority by which the Company or any of its Subsidiaries or any of their property or assets may be bound or affected; (iv) require any action by, filing, registration, or qualification with, or governmental approval from any governmental authority (except such governmental approvals which have already been obtained and are in full force and effect); or (v) constitute an event of default under any material agreement by which the Company is bound.

6.3 There are no material actions or proceedings pending or threatened by or against the Company, except as set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2012 and its report on Form 10-Q for the quarter ended September 30, 2013 filed with the Securities and Exchange Commission (the “SEC Reports”).

6.4 All financial statements of the Company contained in its SEC Reports fairly present in all material respects the Company’s financial position and the Company’s results of operations as of the dates thereof, and for the periods indicated therein, subject in the case of the unaudited financial statements to normal year-end audit adjustments.

6.5 The Company’s SEC Reports, as of their respective dates or, if amended, as of the date of the last such amendment, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

6.6 As of the Issue Date, the Company’s Nicaraguan Concessions as defined Exhibit B to this Note and incorporated herein by reference in are in full force and effect and as of the Issue Date there exists no fact or circumstance of which the Company is aware which would foreseeably result in the loss or forfeiture of the Nicaraguan Concessions.

6.7 As of the Issue Date, no other Person or entity other than the Company has any right, title, interest, or claim, whether direct or indirect, contingent or otherwise, to all or any part of the Nicaraguan Concessions held by the Company.

6.8 As of the Issue Date, the Company has been working toward the consummation of a Financing Transaction (as defined below) and has no reason to believe that a Financing Transaction shall not occur on or prior to the Maturity Date.

6.9 The Company has no arrangement with the Vendor to directly or indirectly receive or recover any of the funds loaned by Holder pursuant to this Note, and all proceeds of this Note shall be used solely to induce Vendor to perform services required in connection with the Nicaraguan Concessions.

7. Covenants of the Company. The Company covenants as follows:

7.1 The proceeds of this Note are solely to be used for payment to the account of the Vendor in connection with work to be performed by the Vendor in support of the Company’s Nicaraguan Concessions, and Company shall make no effort to directly or indirectly receive or recover any sums paid by Holder to the Vendor without the Holder’s prior written consent, and if any amounts attributable the amounts paid by Holder to Vendor come into the possession or control of Company, Company will promptly notify Holder of the same and return or caused to be returned all such amounts to Holder. In addition to the foregoing, the Company shall promptly provide confirmation from the Vendor that the $1,000,000 loan to be wired directly by Holder to Vendor has been received by Vendor following notification from the Holder that the wire has been transmitted.

7.2 The Company shall use best efforts to promptly and expeditiously consummate a third party financing (a “Financing Transaction”) which will provide sufficient proceeds to the Company to pay off this Note in full and will promptly notify Holder of the consummation of any Financing Transaction and the use of proceeds received in connection therewith.

7.3 The Company shall use its best efforts to do any and all things to preserve and maintain in full its rights to the Nicaraguan Concessions and shall not make any disposition or transfer, direct or indirect, of all or any part of the Nicaraguan Concessions to any other Person or entity.

7.4 The Company shall comply with, and shall cause all Affiliates (including, without limitation, its subsidiaries) to comply with, all laws, except in such instances in which any such law is being contested in good faith by appropriate proceedings.

7.5 The Company shall keep adequate and proper records and books of account, in which complete and correct entries will be made consistent with the Company’s past practice, reflecting all financial transactions of the Company.

7.6 The Company shall maintain its and its Affiliates’ and subsidiaries’ existence, rights, and privileges, and obtain, maintain, and preserve any permits, consents, and authorizations that are necessary in the proper conduct of its or its Affiliates’ or subsidiaries’ business.

7.7 The Company shall promptly cure any and all defects in the execution and delivery of this Note and immediately execute and deliver to Holder all such other and further instruments as may be reasonably required by Holder from time to time in order to satisfy or comply with the covenants and agreements, and the spirit and intent of the covenants and agreements, of Company made in this Note.

7.8 The Company shall not incur any Indebtedness senior to or ranking in priority to the Indebtedness represented by this Note, including, without limitation secured indebtedness, without the prior written consent of Holder, so long as there exists any amount unpaid to Holder pursuant to this Note.

8. Default. The Company shall perform its obligations and covenants hereunder and in each and every other agreement between the Company and Holder pertaining to the Indebtedness evidenced hereby. The following provisions shall apply upon failure of the Company so to perform.

8.1 Event of Default. Any of the following events shall constitute an “Event of Default” hereunder:

8.1.1 Failure by the Company to pay principal of the Note when due and payable on the Maturity Date;

8.1.2 Failure of the Company to pay Interest when due hereunder;

8.1.3 Forfeiture, loss, impairment of, transfer, decrease, or reduction of all or any part of the Company’s Nicaraguan Concessions;

8.1.4 The entry of an order for relief under Federal Bankruptcy Code as to the Company or entry of any order appointing a receiver or trustee for the Company or approving a petition in reorganization or other similar relief under bankruptcy or similar laws in the United States of America or any other competent jurisdiction; or the filing of a petition by the Company seeking any of the foregoing, or consenting thereto; or the filing of a petition to take advantage of any debtor’s act; or making a general assignment for the benefit of creditors; or admitting in writing inability to pay debts as they mature; or generally failing to pay its debts as they become due;

8.1.5 If the Company should challenge the enforceability of any terms and conditions of this Note or the Warrant, or of the Note itself or the Warrant itself; or any of the terms and conditions of this Note or the Warrant shall for any reason be of no further force and effect;

8.1.6 If the Company should default in respect of any other Indebtedness of the Company; or

8.1.7 If the Company should breach any term or condition of this Note or the Warrant or any of the representations and warranties of the Company set forth herein or in the Warrant shall be untrue or inaccurate.

8.2 Acceleration. Upon any Event of Default (in addition to any other rights or remedies provided for under this Note and any other remedies available at law and equity which are expressly not disclaimed by Holder in this Note), at the option of Holder, all sums evidenced hereby, including all principal, Interest, fees and all other amounts due hereunder, shall become immediately due and payable. If an Event of Default in the payment of principal or Interest should occur and be continuing with respect to the Note, Holder may declare the principal, Interest, fees and all other amounts due hereunder to be immediately due and payable.

8.3 Notice by Company. Upon the happening of any Event of Default specified in this paragraph that is not cured within the respective periods prescribed above, the Company will give prompt written notice thereof to Holder of this Note.

8.4 No Waiver. Failure of Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default, or in the event of continuance of any existing Event of Default after demand or performance thereof

8.5 No Impairment. The Company shall not intentionally take or omit to take any action which would impair the rights and privileges of this Note set forth herein or the rights and privileges of the Holder of this Note.

8.6 Default Interest and Fees. Default Interest will accrue on an unpaid principal or Interest due hereunder at the rate of sixteen percent (16%) per annum upon the occurrence of any Event of Default until the repayment in full of all outstanding Indebtedness. From and after the occurrence of such date, “Interest” as used in this Note shall refer to the default interest rate of 16% per annum and not the non-default interest rate of 8%. Default Interest shall be payable monthly basis commencing thirty (30) days after the Default Interest has begun accruing. Default Interest will be computed on a three hundred sixty-five (365) day year.

9. Assignment, Transfer or Loss of the Note.

9.1 Holder may assign, transfer, hypothecate or sell all or any part of this Note upon written notice to the Company, subject to compliance with the Act and applicable laws and regulations of any state. The Company has not registered this Note under the Act or the applicable securities laws of any state in reliance on exemptions from registration. Such exemptions depend upon the investment intent of Holder at the time it acquires this Note. Holder is acquiring this Note for its own account for investment purposes only and not with a view toward distribution or resale of such Note within the meaning of the Act and the applicable securities laws of any state. The Company shall be under no duty to register the Note or to comply with an exemption in connection with the sale, transfer or other disposition under the applicable laws and regulations of the Act or the applicable securities laws of any state. The Company may require Holder to provide, at its expense, an opinion of counsel satisfactory to the Company to the effect that any proposed transfer or other assignment of the Note will not result in a violation of the applicable federal or state securities laws or any other applicable federal or state laws or regulations.

9.2 Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction of any Note, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any Note held by the original Holder, of an indemnity agreement reasonably satisfactory to the Company), or, in the case of any such mutilation, upon the surrender of such Note to the Company at is principal office for cancellation, the Company at its expense will execute and deliver, in lieu thereof, a new Note of like tenor, dated the date to which interest hereunder shall have been paid on such lost, stolen, destroyed or mutilated Note.

9.3 Subject to Subparagraph 9.1 above, Holder may, at its option, either in person or by duly authorized attorney, surrender this Note for registration of transfer at the principal office of the Company and, upon payment of any expenses associated with the transfer, receive in exchange therefor a Note or Notes, dated as of the date to which interest has been paid on the Note so surrendered, each in the principal amount of $1,000 or any multiple thereof, for the same aggregate unpaid principal amount as the Note so surrendered and registered as payable to such Person or Persons as may be designated by Holder. Every Note surrendered for registration of transfer shall be duly endorsed or shall be accompanied by a written instrument of transfer duly executed by Holder or its attorney duly authorized in writing. Every Note, so made and delivered by the Company in exchange for any Note surrendered, shall in all other respects be in the same form and have the same terms as the Note surrendered. No transfer of any Note shall be valid unless made in such manner at the principal office of the Company.

9.4 The Company may treat the Person in whose name this Note is registered as the owner and Holder of this Note for the purpose of receiving payment of all principal of and all Interest on this Note, and for all other purposes whatsoever, whether or not such Note shall be overdue and, except for transfers effected in accordance with this subparagraph, the Company shall not be affected by notice to the contrary.

10. Indemnification. The Company hereby agrees to indemnify, defend, hold harmless and reimburse Holder from, for, and against any and all losses, disbursements, charges, penalties, fees, fines, claims, damages and liabilities and other costs and expenses to which Holder may become subject, and will reimburse Holder for any legal and other expenses, including, without limitation, attorney’s fees and disbursements incurred by Holder in connection with investigating, preparing or defending any actions commenced or threatened or claimed whatsoever based upon or incurred in connection with this Note or the Warrant or the other agreements entered into by and between the Company and the Holder in connection therewith, and the transactions contemplated thereby.

11. Notices. All notices provided for herein shall be validly given if in writing and delivered personally or sent by certified mail, postage prepaid, or sent via an express delivery service, such as Federal Express or United Parcel Service, to the office of the Company or such other address as the Company may from time to time designate in writing sent by certified mail, postage prepaid, to Holder at its address set forth below or such other address as Holder may from time to time designate in writing to the Company by certified mail, postage prepaid or otherwise as designated in writing by Holder.

12. Controlling Agreement. Holder and Company intend to conform strictly to the applicable usury laws. All agreements between Holder and Company (or any other party liable with respect to any Indebtedness under this Note) are hereby limited to by the provisions of this section which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest contracted for, charged, or received under the Note or otherwise exceed the Maximum Rate (as defined below). If, from any possible construction of any document, interest would otherwise be payable to Holder in excess of the Maximum Rate, any such construction shall be subject to the provisions of this section and such document shall be automatically reformed and the interest payable to Holder shall be automatically reduced to the Maximum Rate, without the necessity of execution of any amendment or new document. If Holder shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the Maximum Rate, an amount equal to the amount which would have been excessive interest shall at the option of Holder, be refunded to Company or applied to the reduction of the principal amount owing hereunder in the inverse order of its maturity and not to the payment of interest. The right to accelerate maturity of the Note or any other Indebtedness does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Holder does not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such Indebtedness so that the amount of interest on account of such indebtedness does not exceed the Maximum Rate.

13. Binding Effect. This Note shall be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and permitted assigns.

14. Collection Fees. The Company shall pay all costs of collection, including, without limitation, reasonable attorneys’ fees and all costs of suit and preparation for such suit (and whether at trial or appellate level), if Holder should have to enforce the terms of this Agreement or in the event the unpaid principal amount of this Note, or any payment of Interest is not paid when due, or in the event Holder is made party to any litigation because of the existence of the Indebtedness evidenced by this Note, or if at any time Holder should incur any attorneys’ fees in any proceeding under the Federal Bankruptcy Code (or other similar laws for the protection of debtors generally) in order to collect any Indebtedness hereunder or to preserve, protect or realize upon any security for, or guarantee or surety of, such Indebtedness whether suit be brought or not, and whether through courts of original jurisdiction, as well as in courts of appellate jurisdiction, or through a bankruptcy court or other legal proceedings.

15. Construction. This Note shall be governed as to its validity, interpretation, construction, effect and in all other respects solely by and in accordance with the laws and interpretations thereof of the State of Texas. Unless the context otherwise requires, the use of terms in singular and masculine form shall include in all instances singular and plural number and masculine, feminine and neuter gender.

16. Severability. In the event any one or more of the provisions contained in this Note or any future amendment hereto shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note or such other agreement, and in lieu of each such invalid, illegal or unenforceable provision there shall be added automatically as a part of this Note a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

17. Entire Agreement. This Note and the Warrant represents the entire agreement and understanding between the parties concerning the subject matter hereof and supersede all prior and contemporaneous written or oral agreements, understandings, representations and warranties with respect thereto.

18. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Texas. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Houston, Texas for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, or in any manner arising in connection with or related to the transactions contemplated hereby or involving the parties hereto whether at law or equity and under any contract, tort or any other claim whatsoever and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing or faxing a copy thereof to such party at the address for such notices as listed in this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

19. Representations and Warranties to Survive Closing. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Note. The respective rights and obligations of the parties shall survive the termination of this Note to the extent necessary for the intended preservation of such rights and obligations.

20. Headings. The headings used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note

21. Assignment; No Third Party Beneficiaries. This Note and the rights and obligations created by the Note shall not be assigned, delegated, or otherwise transferred (whether by operation of law, by contract, or otherwise) by Company without the prior written consent of Holder. Any attempted assignment, delegation or transfer in violation of this Section 21 shall be void and of no force or effect. Nothing in this Note, express or implied, is intended or shall be construed to confer upon any Person or entity other than the parties hereto and their permitted successors and assigns any right, remedy or claim under or by reason of this Note

22. Other Remedies not Required. Company shall be required to pay the Note in full. Holder shall not be required to mitigate damages, file suit, or take any particular action in order to enforce payment of the Note.

23. HOLDER NOT IN CONTROL. NONE OF THE COVENANTS OR OTHER PROVISIONS CONTAINED IN THIS NOTE SHALL, OR SHALL BE DEEMED TO, GIVE HOLDER THE RIGHT OR POWER TO EXERCISE CONTROL OVER, OR OTHERWISE IMPAIR, THE DAY-TO-DAY AFFAIRS, OPERATIONS, AND MANAGEMENT OF COMPANY.

24. Amendment. This Note and no provision of this Note may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

25. BUSINESS LOAN. COMPANY WARRANTS AND REPRESENTS TO HOLDER AND TO ALL OTHER HOLDERS OF ANY INDEBTEDNESS EVIDENCED BY THIS NOTE, THAT THE LOAN MADE HEREUNDER IS AND SHALL BE FOR BUSINESS, COMMERCIAL, INVESTMENT OR OTHER SIMILAR PURPOSE AND NOT PRIMARILY FOR PERSONAL, FAMILY, HOUSEHOLD OR AGRICULTURAL USE, AS SUCH TERMS ARE USED IN CHAPTER ONE OF THE TEXAS CREDIT CODE AS MAY BE AMENDED FROM TIME TO TIME.

26. USA Patriot Act. Holder hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub L. 107-56); signed into law October 26, 2001) (the “Patriot Act”), it is required to obtain, verify, and record information that identifies the Company, which information includes the name and address of the Company and other information what will allow Holder to identify the Company in accordance with the Patriot Act

27. Further Assurances. Company agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement. Company agrees that it shall use its best efforts to take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement.

28. Definitions.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized to act on behalf of the Board of Directors of such Person.

“Capital Stock” means, with respect to any Person, any and all shares, interests, equity participations or other equivalents (however designated) of corporate stock or partnership interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such Person.

“GAAP” means generally accepted accounting principles as in effect in the United States of America as of the Issue Date.

“Holder” means a Person in whose name a Note is registered on the Company’s books, which shall initially be SKM Partnership, Ltd.

“Indebtedness” means, without duplication, with respect to any Person, (a) all obligations of such Person (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof, or whether or not the lender has any resource to any assets of such Person); (ii) evidenced by bonds, notes, debentures or similar instruments; (iii) representing the balance deferred and unpaid of the purchase price of any property or services (other than accounts payable or other obligations arising in the ordinary course of business); (iv) evidenced by bankers’ acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a capitalized lease obligation under GAAP; or (vi) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (b) all net obligations of such Person under interest rate swap obligations and foreign currency hedges; (c) all liabilities of others of the kind described in the preceding clauses (a) or (b) that such Person has guaranteed or that are otherwise its legal liability; (d) Indebtedness (as otherwise defined in this definition) of another Person secured by lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of (1) the full amount of such obligations so secured, and (2) the fair market value of such asset, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a board resolution; and (e) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c), (d) or this clause (e), whether or not between or among the same parties. “Indebtedness” shall also mean the loan and other obligations for repayment of borrowed money contemplated by this Note.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Issue Date” means the date on which the Note is originally issued, i.e. December 27, 2013.

“Maturity Date” means March 12, 2014.

“Person” means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

A “subsidiary” of any Person means (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person or its subsidiary is entitled to receive more than fifty percent (50%) of the assets of such partnership upon its dissolution, or (iii) any other Person (other than a corporation or partnership) in which such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of directors or other governing body of such Person.

“Subsidiary” means any subsidiary of the Company and any other Person substantially owned or controlled by a member of executive management of the Company.

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency to vote in the election of members of the Board of Directors or other governing body of such Person.

29. Miscellaneous. Except as otherwise provided herein, the Company waives demand, diligence, presentment for payment and protest, notice of extension, dishonor, maturity and protest. Time is of the essence with respect to the performance of each and every covenant, condition, term and provision hereof. This Note may be executed by facsimile signature, which signature shall be deemed to be binding upon the Company. Each party has had an opportunity to consult with counsel and has been represented by counsel with respect to this Note. Neither party shall be considered the draftsman of this Note. The Company represents and warrants that it is not executing this Note under duress, economic or otherwise.

IN WITNESS WHEREOF, this Note has been issued on December 27, 2013.

INFINITY ENERGY RESOURCES, INC.

By	/s/ Stanton E. Ross
Stanton E. Ross
Its	President and Chief Executive Officer

Mailing Address of Holder:

SKM Partnership, Ltd.

5621 Tupper Lake Drive

Houston, TX 77056

Mailing Address of Company:

Infinity Energy Resources, Inc.

11900 College Blvd.

Suite 310

Overland Park, Kansas 66210